SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   F O R M 8-K/A

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported ) September 29, 2000

                           ---------------------------

                                EDG CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

           New York                    33-3764-NY              11-3023098
 (State or other jurisdiction     (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                          Identification No.)

 700 Stewart Avenue, Garden City, New York                       11530
 (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (516) 222-7749

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Item 4. Changes in Registrant's Certifying Accountant

      (a) (1) Previous independent accountants

            (i) On September 29, 2000, EDG Capital, Inc. ("registrant") dismissed Scott & Guilfoyle as its independent accountants.

            (ii) The reports of Scott & Guilfoyle on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

            (iii) The registrant's Board of Directors approved the decision to change independent accountants on September 29, 2000.

            (iv) In connection with its audits for the two most recent fiscal years, there have been no disagreements with Scott & Guilfoyle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Scott & Guilfoyle would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

            (v) The registrant has requested that Scott & Guilfoyle furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 29, 2000, is filed as Exhibit 16.1 to this Form 8-K.

      (2) New independent accountants

            The registrant engaged Lazar Levine & Felix LLP as its new independent accountants as of September 29, 2000. During the two most recent fiscal years, the registrant has not consulted with Lazar Levine & Felix LLP regarding either (i) the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant's financial statements and either written or oral advice was provided that was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a) (1) (iv) of Regulation S-B.

Item 7. Financial Statement and Exhibits

      (c) The following documents are filed herewith as exhibits:

            16.1  Letter from Scott & Guilfoyle, dated September 29, 2000.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereto duly authorized.

                                EDG CAPITAL, INC.


                                /s/ Jack Schwartzberg
                                --------------------------------------------
                                Name: Jack Schwartzberg
                                Title: President

Date: September 29, 2000


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